Exhibit 19

                               POWER OF ATTORNEY
                               -----------------

     Each of the undersigned in his capacity as a Trustee or officer, or both, as the case may be, of the Registrant, does hereby appoint Robert A. Olstein and Erik K. Olstein, and each of them, or jointly his true and lawful attorney and agent to execute in his name, place and stead (in such capacity) any and all post-effective amendments to the Registration Statement and all instruments necessary or desirable in connection therewith, to attest the seal of the Registrant thereon and to file the same with the Securities and
Exchange  Commission.   Each  of said attorneys  and  agents  have  power  and
authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

SIGNATURE                     TITLE                         DATE
---------                     -----                         ----

/s/ Neil C. Klarfeld          Trustee                       March 15, 1996
Neil C. Klarfeld


/s/ Fred W. Lange             Trustee                       March 15, 1996
Fred W. Lange


/s/ John Lohr                 Trustee                       March 15, 1996
John Lohr


/s/ D. Michael Murray         Trustee                       March 15, 1996
D. Michael Murray


/s/ Lawrence K. Wein          Trustee                       March 31, 1995
Lawrence K. Wein